As filed with the Securities and Exchange Commission on January 15, 2026
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

QUANTERIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-8957988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Middlesex Turnpike
Billerica, MA	01821
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2025 Inducement Plan
(Full title of the plans)

Vandana Sriram
Chief Financial Officer
Quanterix Corporation
900 Middlesex Turnpike
Billerica, MA 01821
(617) 301-9400
(Name, address and telephone number, including area code, of agent for service)

Copies to:

David H. Engvall Covington & Burling LLP One City Center 850 Tenth Street, N.W. Washington, D.C. 20001 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨
EXPLANATORY NOTE
On November 20, 2025, the Board of Directors (the “Board”) of Quanterix Corporation (“Quanterix” or the “Registrant”) adopted the 2025 Inducement Plan, and on January 8, 2026, the Board amended and restated such plan pursuant to the Amended and Restated 2025 Inducement Plan (as amended and restated, the “Inducement Plan”). The Inducement Plan was adopted and amended and restated without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4).
A total of 893,465 shares of Quanterix common stock, par value $0.001 per share (“Common Stock”), were initially reserved for issuance under the 2025 Inducement Plan. On January 8, 2026, the Board approved an increase of an additional 2,000,000 shares of Common Stock to the reserve under the Inducement Plan.
The only persons eligible to receive grants of nonqualified stock options, restricted stock unit awards and other stock-based awards under the Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq Listing Rule 5635(c)(4).
The Company is filing this registration statement on Form S-8 (this “Registration Statement”) solely for the purpose of registering the 2,000,000 additional shares of Common Stock authorized for issuance under the Inducement Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable under the Inducement Plan by reason of anti-dilution and other adjustments.
REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Quanterix is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 2,000,000 shares of its Common Stock under the Inducement Plan. The additional shares registered under the Inducement Plan are of the same class as other securities relating to the Inducement Plan for which the Registration Statement on Form S-8 (File No. 333-292362) filed with the Commission on December 22, 2025 is effective. Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 (File No. 333-292362), filed with the Commission on December 22, 2025, are hereby incorporated by reference.

PART II
 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 2, 2025).

3.2	Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on October 2, 2025).

4.1	Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 filed on November 9, 2017).

5.1*	Opinion of Covington and Burling LLP.

23.1*	Consent of Covington and Burling LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1*	Amended and Restated 2025 Inducement Plan

99.2	Form of Stock Option Agreement under the 2025 Inducement Plan (incorporated herein by reference to Exhibit 99.2 of the Registrant’s Form S-8 filed on December 22, 2025).

99.3	Form of Restricted Stock Unit Agreement under the 2025 Inducement Plan (incorporated herein by reference to Exhibit 99.3 of the Registrant’s Form S-8 filed on December 22, 2025).

107*	Filing Fees Exhibit.
____________
* Filed herewith.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on January 15, 2025.

QUANTERIX CORPORATION

By:	/s/ Masoud Toloue
Masoud Toloue
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
Each of the directors and officers of Quanterix Corporation whose signature appears below hereby severally constitutes and appoints Masoud Toloue, Vandana Sriram, Daniel Char and William Donnelly and each of them singly, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for them and in their name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Quanterix Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Masoud Toloue, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	January 15, 2026
Masoud Toloue, Ph.D.

/s/ Vandana Sriram	Chief Financial Officer (principal financial officer and principal accounting officer)	January 15, 2026
Vandana Sriram

/s/ William Donnelly	Executive Chairman	January 15, 2026
William Donnelly

/s/ Jeffrey T. Elliott	Lead Independent Director	January 15, 2026
Jeffrey T. Elliot

/s/ Karen A. Flynn	Director	January 15, 2026
Karen A. Flynn

/s/ Garret Hampton, Ph.D.	Director	January 15, 2026
Garret Hampton, Ph.D.

/s/ Myla Lai-Goldman M.D.	Director	January 15, 2026
Myla Lai-Goldman M.D.

/s/ Ivana Magovčević-Liebisch, Ph.D., J.D.	Director	January 15, 2026
Ivana Magovčević-Liebisch, Ph.D., J.D.

/s/ Scott Mendel	Director	January 15, 2026
Scott Mendel

/s/ Alan Sachs, M.D., Ph.D.	Director	January 15, 2026
Alan Sachs, M.D., Ph.D.